UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Community First, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

April 16, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Community First, Inc. (the “Company”) scheduled for May 30, 2012, at 3:00 p.m., at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are now furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about April 16, 2012, we mailed to our shareholders (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access the proxy materials on an Internet website referred to in the Notice of Internet Availability of Proxy materials. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself to this option.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please sign and return your proxy card, which will be mailed to you separately.

I hope that you will be able to attend the Shareholders Meeting on May 30, 2012.

Sincerely,

Eslick E. Daniel, M.D.
Chairman of the Board

Enclosures

COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2012

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and bank holding company (the “Company”), will be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, on May 30, 2012, beginning at 3:00 p.m., local time, for the following purposes:

1.	To elect three (3) individuals to the Board of Directors as Class I directors, each to serve for a three (3) year term, and to elect one (1) individual as a Class III director to serve for a two (2) year term and until each of his or her successor is duly elected and qualified;

2.	To approve the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice; and

3.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to our shareholders over the internet. We believe the new rules will allow us to provide our shareholders with the information they need in a timely and convenient matter, while lowering the costs of delivery and reducing the environmental impact of our annual meeting of shareholders.

Only shareholders of record at the close of business on March 30, 2012 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

Your vote is important. When you receive a copy of the proxy card by mail, please sign the card and return it to the Company in the accompanying envelope. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the Shareholders Meeting, please sign and return your proxy card as soon as possible to ensure that your shares are represented at the Shareholders Meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	Eslick E. Daniel, M.D.
April 16, 2012	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 30, 2012

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors, or the Board, of Community First, Inc., a Tennessee corporation and bank holding company (the “Company,” “we,” or “us”), of proxies to be voted at our 2012 Annual Meeting of Shareholders and any adjournment or postponement of the meeting (the “Shareholders Meeting”).

On or about April 16, 2012, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our shareholders as of the record date containing instructions on how to access the proxy statement (including all attachments), a form of proxy card, our 2011 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, you may request a printed copy of the materials by sending your request to Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Dianne Scroggins or Ashlee Pope, or by calling (931) 380-2265 or emailing dscroggins@cfbk.com or apope@cfbk.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.

The Shareholders Meeting will be held May 30, 2012 at 3:00 p.m., local time, at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee. In order to obtain directions to attend the Shareholders Meeting, please call (931) 380-2265.

The Proposals to be voted upon at the Shareholders Meeting, all of which are more completely set forth in this Proxy Statement, are as follows:

1.	To elect three (3) individuals to the Board of Directors as Class I directors, each to serve for a three (3) year term, and to elect one (1) individual as a Class III director to serve for a two (2) year term and until each of his or her successor is duly elected and qualified;

2.	To approve the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice; and

3.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the approval of all of the Proposals.

For information on how to vote in person at the Shareholders Meeting, please see the section entitled “Introduction and General Information” beginning on the first page of the Proxy Statement.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

COMMUNITY FIRST, INC.

TO BE HELD ON

MAY 30, 2012

INTRODUCTION AND GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished to the shareholders of Community First, Inc. (the “Company,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the outstanding shares of the Common Stock of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, at 3:00 p.m., local time, on May 30, 2012, and at any adjournment or postponement thereof (the “Shareholders Meeting”).

The Shareholders Meeting is being held (a) to elect four (4) directors of the Company; (b) to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement; and (c) to transact such other business as may properly come before the Shareholders Meeting. The Board of Directors knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated April 16, 2012. The Notice regarding the availability of proxy materials for the Shareholders Meeting is being mailed to the shareholders of the Company on or about April 16, 2012.

Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 30, 2012

Pursuant to the rules enacted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice regarding the internet availability of the proxy materials to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or (http://www.cfpproxy.com/6437) to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, shareholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions in the Notice.

Record Date and Revocability of Proxies

The Company’s Board of Directors has fixed the close of business on March 30, 2012 as the record date for the determination of shareholders entitled to vote at the Shareholders Meeting. As of such date, the Company had 10,000,000 shares of Common Stock, no par value (“Common Stock”), authorized, of which 3,273,915 shares were issued and outstanding and 2,500,000 shares of preferred stock, no par value (the “Preferred Stock”), authorized, of which 17,806 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) and 890 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) were issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock held of record at the close of business on March 30, 2012. Pursuant to the Company’s Amended and Restated Charter, none of the issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock entitle a holder thereof to a vote upon any of the matters to be presented at the Shareholders Meeting.

You can vote either in person by attending the Shareholders Meeting or by proxy without attending the Shareholders Meeting. To vote by proxy, you must fill out the proxy card sent to you, date and sign it, and return it in the accompanying envelope.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401 Attention: Tracy Rinks, Secretary.

Quorum and Shareholder Vote Required

A quorum will be present at the meeting if at least 1,636,958 shares of Common Stock are represented in person or by valid proxy at the Shareholders Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Amended and Restated Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Shareholders Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, together with any broker non-votes, will be counted as present for purposes of determining whether a quorum is present.

Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. If your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker “non-vote.” In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement as required pursuant to the requirements of Section 111(e)(1) of the Emergency Economic Stabilization Act of 2008 (the “EESA”). Therefore, it is very important that you instruct your broker how you wish your shares to be voted on both of these matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

Vote Required for Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Shareholders Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.

Vote Required to Approve the Compensation of the Company’s Named Executive Officers as Disclosed in this Proxy Statement and Other Matters that May Properly Come Before the Shareholders Meeting. The approval of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement and any matter other than that enumerated above that properly comes before the Shareholders Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to such proposals will not be voted on the proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on such proposals will have no effect on whether such proposals are approved. Similarly, broker non-votes will have no effect on whether a proposal will be approved.

Action to be Taken Under the Proxy

Proxies in the form that accompanies this Proxy Statement that are properly executed and returned will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” the election of the four (4) persons specified as nominees for directors of the Company, three (3) of whom will serve for a three year term and one (1) of whom will serve for a two year term and until each of his or her successor is duly elected and qualified; (b) “FOR” the approval of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement; and (c) in the best judgment of the persons named in the proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning more than 5% of Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Common Stock Outstanding
Eslick E. Daniel, MD 501 S. James M. Campbell Blvd. Columbia, TN 38401	214,736	(b)	6.56%

(a)	For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.
(b)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel Family Partnership, 7,070 shares held by various relatives, for which the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.

The following table sets forth, as of the record date, certain information known to the Company as to Common Stock beneficially owned by each director and Named Executive Officer of the Company (identified in the Summary Compensation Table below) and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)		Shares Acquirable in 60 days(16)	Percent of Outstanding Common Stock
Current Directors

Eslick E. Daniel, MD	Director, Chairman of the Board of Directors	214,736	(2)	1,200	6.56%
Vasant Gopal Hari	Director	9,078	(3)	1,200	*
Roger Witherow	Director	23,928	(4)	1,200	*
Fred C. White	Director	103,549	(5)	1,200	3.16%
Dinah C. Vire	Director	42,165	(6)	1,200	1.29%
Bernard Childress	Director	5,240	(7)	1,200	*
Randy A. Maxwell	Director	19,512	(8)	1,200	*
H. Allen Pressnell, Jr.	Director	35,733	(9)	1,200	1.09%
Stephen F. Walker	Director	23,707	(10)	1,200	*

Current Named Executive Officers

Louis E. Holloway	President and Chief Executive Officer of the Company and of the Bank	3,875	(11)	3,875	*
Dianne Scroggins	Vice President and Chief Financial Officer of the Company and of the Bank	15,228	(12)	15,175	*
Michael J. Saporito	Senior Vice President and Chief Operating Officer of the Company and of the Bank	16,255	(13)	15,625	*
Elaine Chaffin	Vice President and Chief Risk Manager of the Company and of the Bank	—		—	—
James R. Bratton	Senior Vice President and Chief Credit Officer of the Company and of the Bank	9,903	(14)	7,363	*

Officers Whose Employment Terminated During 2011

Marc R. Lively	Former Director, President and Chief Executive Officer of the Company and the Bank	53,400	(15)	—	1.63%
Carl B. Campbell	Former Senior Vice President/Special Assets of the Bank	11,598		—	*
Jerry Woods	Former Senior Vice President and Chief Lending Officer of the Bank	—		—	—
All executive officers and directors as a group (14 persons)	—	587,907		52,838	17.64%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of March 30, 2012 held by such beneficial owner are deemed outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel General Partnership, 7,070 shares held by various relatives for whom the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.
(3)	Includes 2,828 shares of Common Stock owned by Mr. Hari’s spouse and options to purchase 1,200 shares of Common Stock.
(4)	Includes 7,743 shares of Common Stock held in an IRA owned by Mr. Witherow’s spouse and options to purchase 1,200 shares of Common Stock.
(5)	Includes options to purchase 1,200 shares of Common Stock and 9,152 shares owned by Mr. White’s spouse.
(6)	Includes options to purchase 1,200 shares of Common Stock.
(7)	Includes options to purchase 1,200 shares of Common Stock.
(8)	Includes 1,008 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase 1,200 shares of Common Stock.
(9)	Includes 3,060 shares of Common Stock owned jointly with Mr. Pressnell’s spouse, options to purchase 1,200 shares of Common Stock and 9,000 shares owned by Mr. Pressnell’s spouse.
(10)	Includes 5,996 shares of Common Stock, which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 1,200 shares of Common Stock.
(11)	Includes options to purchase 3,875 shares of Common Stock.
(12)	Includes options to purchase 15,175 shares of Common Stock.
(13)	Includes options to purchase 15,625 shares of Common Stock.
(14)	Includes 1,212 shares of Common Stock held in an IRA owned by Mr. Bratton’s spouse and options to purchase 7,363 shares of Common Stock.
(15)	Includes 53,326 pledged shares of Common Stock.
(16)	Represents options that could be exercised to purchase Common Stock at March 30, 2012 or within 60 days thereafter, which are included within the Amount and Nature of Beneficial Ownership column.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s directors, executive officers and greater-than-10% shareholders are required to file reports of initial ownership and reports of changes in amounts of Common Stock and other securities of the Company. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Standing for Election

The Board of Directors is divided into three classes (Class I, Class II and Class III), which pursuant to the Company’s charter must be nearly equal in number as possible. Typically, at each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Effective January 13, 2012, however, Marc R. Lively resigned from his position as a Class III director. In connection with Mr. Lively’s resignation, the Board of Directors reduced the size of the board from 10 members to 9 members. Accordingly, pursuant to the terms of the Company’s charter and by resolution of the Board of Directors, Fred C. White, formerly a Class II director, was chosen to become a Class III director. As a result of Mr. White’s moving from Class II to Class III, his nomination as a Class III director is required to be voted on by the shareholders at the Shareholders Meeting. Therefore, four (4) directors will be elected at the Shareholders Meeting. The Board of Directors has nominated and recommends to the shareholders Randy Maxwell, H. Allen Pressnell, Jr. and Dinah C. Vire, each of whom is an incumbent Class I director, for election as Class I directors to serve until the annual meeting of shareholders in 2015 and until such time as their respective successors are duly elected and qualified. The Board of Directors has also nominated and recommends to the shareholders Fred C. White, who has moved from Class II to Class III, for election as a Class III director to serve until the annual meeting of shareholders in 2014 and until such time as his successor is duly elected and qualified. The members of the Company’s Board of Directors are also members of the board of directors of the Company’s wholly-owned bank subsidiary Community First Bank & Trust (the “Bank”).

The Board expects each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement. The Board of Directors recommends that shareholders vote “FOR” each of the four (4) director nominees set forth below.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Nominees for Election to the Board

Name	Age	Principal Occupation
Class I Directors
Randy A. Maxwell	55

Mr. Maxwell is the Investment Manager of Tennessee Farmers Mutual Insurance Company, a position he has held since 1987. He was first elected to the Board in 1999.

Mr. Maxwell has extensive securities knowledge having been involved in bond portfolio management for over 20 years and prior to that was involved in banking for six years.

H. Allen Pressnell, Jr.	66	Mr. Pressnell is President and owner of Columbia Rock Products, a position he has held since 1996 and is the CEO and owner of Industrial Contractors Inc., a position he has held since 1996. He was first elected to the Board in 1999.

Mr. Pressnell has extensive knowledge and leadership experience having served as the president and chief executive officer of large industrial companies for almost 20 years. He also is actively involved in a number of
		community activities in the Company’s market area.

Dinah C. Vire	60

Ms. Vire is the former manager of a physician’s office, a position she held from 1989 to 2007. Ms. Vire was first elected to the Board in 1999. Since then, she has served on the Investment Committee of the Company. She has also served on the Audit Committee since September 2004.

Ms. Vire has a variety of business experience having served in physician management for more than 20 years in the Company’s market area. She is also actively involved in a number of community activities in the Company’s market area.

Class III Director

Fred C. White	70

Mr. White is currently a local businessman involved primarily in real estate development. From 1969 to 1973, Mr. White was an industrial accountant with Consolidated Aluminum Corporation (a subsidiary of Phelps Dodge Corporation). From 1976 to 1999, he was the co-owner of Smelter Service Corporation, an aluminum reclamation plant at which Mr. White also managed the accounting procedures and processes for nearly 25 years. Mr. White was also a Financial Manager for Land Trust Corporation, which engages in land development in Williamson County, Tennessee, and Chairman of the investment committee for the Columbia State Community College Foundation Board from 2006 to 2007. He was first elected to the Board in 2000.

Mr. White has extensive experience valuing real estate in the markets that the Company operates and has executive leadership expertise in the Company’s market area. Mr. White has a significant background in accounting and financial management. He has served in accounting management and financial services development positions for nearly 25 years. He is also actively involved in a number of community activities.

Directors Continuing in Office

Name	Age	Principal Occupation
Class II – Directors Whose Terms of Office will Expire in 2013
W. Roger Witherow	63

Mr. Witherow is President of Roger Witherow & Associates, Inc., a firm specializing in executive and employee fringe benefits. He has held that position since 1976. Mr. Witherow is a registered representative and sells securities through Thoroughbred Financial Services LLC. He was first elected to the Board in 2000.

Mr. Witherow has significant knowledge of human resource matters and employee benefits. He also has extensive knowledge of accounting and corporate finance issues through his career in the securities industry.

Bernard Childress	56

Mr. Childress is a former educator. He is currently the Executive Director of the Tennessee Secondary School Athletic Association, a position he has held since June 15, 2009. Prior to being the Executive Director, Mr. Childress was the Assistant Executive Director of the Tennessee Secondary School Athletic Association since 1995. Mr. Childress is active in community activities through Leadership Maury County, the YMCA, the Rotary Club and the Maury Regional Hospital Advisory Board. He was first elected to the Board in 1999.

Mr. Childress has a wide variety of business experience gained through his experience in education. He is also actively involved in a number of community activities.

Stephen F. Walker	42

Mr. Walker is the Commercial Property Manager for Walker Family Limited Partnership, a position he has held since 1994. He serves as a director and is on the Executive Committee for Columbia Main Street, a local program that is active in the Bank’s market areas. Mr. Walker is also a member of the City of Columbia Board of Zoning Appeals. He was first elected to the Board in 1999.

Mr. Walker has extensive experience in commercial real estate matters and is the operator of a successful commercial property management business located in the Company’s market area. Through his work on several civic organizations, he is also actively involved in the local community.

Class III – Directors Whose Terms of Office will Expire in 2014
Eslick E. Daniel, M.D.	70	Dr. Daniel is Chairman of the Board of Directors. He is a retired orthopedic surgeon and founder of Mid-Tennessee Bone and Joint Clinic, P.C. He was first elected to the Board in 1999.

Dr. Daniel is an experienced business leader with an extensive medical background. His experience as the chairman of the Board of Directors offers the Board management experience, leadership capabilities, financial knowledge and business acumen.

Vasant G. Hari	63

Mr. Hari is an investor in the hospitality industry. He was first elected to the Board in 2000.

Mr. Hari has extensive knowledge of the hospitality industry, having invested in a number of businesses in the community served by the Company. He is also actively involved in community affairs in the Company’s market area.

The Company’s Board of Directors has established procedures for shareholders, employees and other parties interested in communicating with members of the Board of Directors. Any interested party can communicate with the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Community First, Inc. 501 South James M. Campbell Blvd., Columbia, Tennessee 38401. All such communications will be forwarded directly to the director to whom they are addressed.

The Company’s Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held the day before or directly after the annual meeting of shareholders. All directors, with the exception of H. Allen Pressnell Jr. and W. Roger Witherow, attended the 2011 Annual Meeting of Shareholders

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

The Company believes that the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.

The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue.

The Company also believes that the extensive disclosure of compensation information provided in this Proxy Statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance. This “Say-on-Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

“RESOLVED, that the shareholders of Community First, Inc. approve the compensation of the executive officers of Community First, Inc. set forth in the Summary Compensation Table of this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements for the Company’s Named Executive Officers.

This proposal is provided as required pursuant to Section 111(e)(1) of the EESA based on the Company’s participation in the Capital Purchase Program (the “CPP”) created by the United States Department of the Treasury (the “Treasury”) under the Troubled Assets Relief Program (the “TARP”) created by the EESA. As of the date of this proxy statement, the Company is currently a participant in the CPP. As a participant under the CPP, the Company is not required to present the Company’s shareholders with a non-binding, advisory vote on the compensation of the Named Executive Officers (commonly referred to as a “say-on-pay” vote) under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) because the Company is required to submit such a proposal as a participant under the CPP. In addition, as a participant under the CPP, the Company is not required to submit to the Company’s shareholders a non-binding, advisory vote on the frequency with which the Company’s shareholders will be provided with a say-on-pay vote under the Dodd-Frank Act (commonly referred to as “say-on-frequency” vote) because under the CPP, the Company must submit a “say-on-pay” proposal to the Company’s shareholders annually.

The Board of Directors recommends that shareholders vote “FOR” approval of this proposal.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers who are not also directors is set forth below.

Name	Age	Principal Occupation
Louis E. Holloway	59	Mr. Holloway is President and Chief Executive Officer of the Company and of the Bank. He was appointed President of the Company and of the Bank on June 28, 2011. He was appointed Chief Executive Officer of the Bank on January 17, 2012, and Chief Executive Officer of the Company on March 20, 2012. Prior to being appointed to these positions, he served as Senior Vice President and Chief Credit Officer of the Bank from May 2011 and Senior Vice President and Chief Retail Officer of the Bank from January 2008 to May 2011. Prior to joining the Bank in January of 2008, Mr. Holloway served in market development for Bank of America as Senior Vice President / Market President in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business. Mr. Holloway has over thirty years of banking experience.

Dianne Scroggins	52	Ms. Scroggins is Vice President and Chief Financial Officer of the Company and of the Bank, positions she has held since 1998. Ms. Scroggins serves on the Asset Liability Committee and the Investment Committee. Ms. Scroggins joined the Bank in its organization phase in 1998. Prior to joining the Bank, Ms. Scroggins served as assistant cashier from 1994-1997 and Vice President in 1998 with the Middle Tennessee Bank. She served in many areas of Middle Tennessee Bank, including manager of the credit card department, investment accountant, assisted the Chief Financial Officer in the Finance Department and served on the Asset Liability Committee. She has over 30 years of banking experience.

Michael J. Saporito	61	Mr. Saporito is Senior Vice President and Chief Operating Officer of the Company and of the Bank and has held that position since September of 2004 when he joined the Bank. Mr. Saporito has forty years of banking experience with several community banks. Prior to joining the Bank, Mr. Saporito served as Senior Vice President and Chief Operation Officer of Ohio Legacy Bank in Wooster, Ohio from 2003 to 2004. He served as Senior Vice President, Chief Operation Officer and Chief Information Officer of Commercial and Savings Bank in Millersburg, Ohio from 2001 to 2003 and Senior Vice President and Senior Operation Officer of The Bank/First Citizens Bank in Cleveland, Tennessee from 1996 to 2001.

Name	Age	Principal Occupation
Elaine Chaffin	54	Ms. Chaffin is Vice President and Chief Risk Manager of the Company and of the Bank and has held that position since August 2010. Before being appointed to this position, she served as the Bank’s Compliance Officer beginning in April 2010. Prior to joining Community First Bank & Trust, she served as Sr. Vice President, Executive Officer and Chief Risk Manager of Community Bank of the Cumberlands in Cookeville, Tennessee. She also served as Chief Compliance Officer for Cumberland Bancorp from 1999 to 2001 and served as Compliance Officer for the Tennessee offices of TransFinancial Bank from 1988 to 1999. She has 30 years of banking experience.

James R. Bratton	47	Mr. Bratton is Senior Vice President and Chief Credit Officer of the Company and of the Bank and has held that position since July 2011. Before being appointed to this position, he served as Vice President, Commercial Lending beginning in January 2003. Prior to joining Community First Bank & Trust, he served in various positions with First Farmers and Merchants National Bank in Columbia, Tennessee from 1987 to 2001. Mr. Bratton also currently serves as a director and Secretary of Maury Farmers Co-Op, a member of the Tennessee Farmers Cooperative. He is also a director of the Maury County Soil Conservation Board, a local position associated with the USDA Natural Resources and Conservation Service.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. A copy of the Corporate Governance Guidelines, which have been updated since their adoption, can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

Board Leadership Structure

Mr. Holloway serves as the Company’s principal executive officer. The Company separates the roles of principal executive officer and Chairman of the Board in recognition of the differences between the two roles. The principal executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the principal executive officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

Board’s Role in Risk Oversight

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accounting firm the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Compensation Committee is responsible for considering the risks that may be implicated by the Company’s executive compensation programs and reviews those risks with the Company’s senior risk officer.

Director Nomination Procedure and Director Independence

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and therefore has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment and other factors the Board of Directors may deem relevant under the circumstances.

The Board of Directors has not adopted a formal diversity policy for nominees. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then needs of the Board of Directors with respect to experience, expertise and age. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, gender, background, age, perspective, viewpoints and skill.

Once the Board of Directors makes the preliminary determination that there is a need for additional Board members to fill vacancies or expand the size of the Board, the independent directors will begin searching for a prospective nominee. After a prospective nominee is identified, the independent directors as a whole make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the independent directors with the recommendation of the prospective candidate, as well as each director’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the independent directors determine, in consultation with the other Board members as appropriate, that additional consideration is warranted, they may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report their findings to the entire Board.

Director nominees are selected by a majority vote of the independent directors, which with the resignation of Mr. Lively includes all of the directors, all of whom participate in the consideration of director nominees and each of whom the Board has determined is independent under Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, LLC (“Nasdaq”). With respect to Mr. Witherow, the Board specifically considered his affiliation with certain entities that provide services to the Company and determined that, despite such affiliation, he is still independent under Nasdaq listing standards. Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee. Accordingly there is no nominating committee charter.

The Board will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws. The Board evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. Nominations to the Board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nomination to: Eslick E. Daniel, M.D., Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held six meetings during 2011. No director of the Company attended fewer than 75% of the aggregate of (a) the total number of board meetings held during 2011 and (b) the total number of committee meetings of the Board of Directors on which he or she served during 2011.

The Board of Directors of the Company has standing Compensation and Audit Committees.

Compensation Committee. The Board of Directors has a standing Compensation Committee currently composed of W. Roger Witherow, Bernard Childress, Eslick E. Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker. Dr. Daniel acts as the Chairman of the Compensation Committee. This Committee oversees matters relating to the compensation of our and the Bank’s principal executive officer. The Compensation Committee has adopted a written charter, which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee are independent directors as defined by Rule 5605(a)(2) of Nasdaq’s listing standards. The committee held two meetings in 2011.

In addition, as a result of the Company’s participation in the CPP, the Compensation Committee is responsible for

•

discussing, evaluating and reviewing, at least every six months, with the Company’s senior risk officer, the Company’s senior executive officer compensation plans and employee compensation plans and the risks these plans pose to the Company;

•

identifying and limiting the features in the Company’s senior executive officer compensation plans that could lead the Company’s senior executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•

identifying and limiting any features in the Company’s employee compensation plans that pose risks to the Company to ensure that the Company is not unnecessarily exposed to risks, including any features in these senior executive officer compensation plans or employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation;

•

discussing, evaluating and reviewing, at least every six months, the terms of each Company employee compensation plan and identifying and eliminating the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	providing annually a narrative description of how the committee limited the risk encouraging features in the senior executive officer compensation plans and employee compensation plans; and

•	certifying annually that the committee has completed its review of the senior executive officer compensation plans and employee compensation plans required under the EESA.

Audit Committee. The Audit Committee of the Company’s Board of Directors is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is currently composed of Fred C. White, Randy A. Maxwell and Dinah C. Vire, each of whom is independent under Rule 5605(a)(2) of Nasdaq’s listing standards and the rules and regulations of the SEC. Mr. White serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. White is an “audit committee financial expert” as defined in applicable SEC rules. The committee held twelve meetings in 2011.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee has adopted a written charter, which has been updated since its adoption, a copy of which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). In addition to other activities, prior to the release of quarterly reports in fiscal year 2011, the Audit Committee also reviewed and discussed the interim financial information contained therein with Crowe Horwath LLP (“Crowe Horwath”), the Company’s independent registered public accounting firm for fiscal 2011.

Compensation Committee Interlocks and Insider Participation

During 2011, W. Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker served on our Compensation Committee, with Dr. Daniel serving as the committee’s chair. None of these individuals has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable regulations of the SEC.

No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Certain Relationships and Related Transactions

Except as set forth below, there were no related party transactions during 2011, and there are no existing or proposed direct or indirect material transactions between the Company and any of their officers, directors, or any affiliate of the foregoing, except in the ordinary course of the Company’s business.

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such banking transactions have not involved more than the normal risk of collection nor do these transactions present other unfavorable features. As of December 31, 2011, the aggregate amount of loans outstanding to directors, executive officers and related parties was approximately $8,869,247.

Pursuant to the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving and/or ratifying related party transactions, including any transactions that the Company is required to report in its proxy statements under Item 404 of Regulation S-K. These transactions, to be approved, must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Information Regarding the Company’s Independent Registered Public Accounting Firm

Crowe Horwath has served as the Company’s independent registered public accounting firm since 2002 and served as such for fiscal 2011. The Audit Committee has determined that it is in the best interests of the Company and its shareholders to put the Company’s audit services through a Request for Proposal process for fiscal 2012. As a result, the Company’s shareholders are not being asked to ratify the appointment of any auditor as the Company’s independent registered public accounting firm for fiscal 2012, as the process has not been completed and a selection has not yet been made by the Audit Committee. Shareholder ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise and will not be sought in connection with the appointment of the Company’s accounting firm for fiscal 2012. It is anticipated that shareholder ratification will be sought on the Audit Committee’s appointment of the Company’s independent registered public accounting firm for fiscal 2012.

Audit and Non-Audit Fees

For the years ended December 31, 2011 and December 31, 2010, the Company was billed the aggregate fees set forth below by Crowe Horwath:

	2011	2010
Audit Fees(1)	$160,000	$145,000
Audit-Related Fees(2)	$26,550	$64,673
Tax Fees(3)	$48,375	$41,915
All Other Fees(4)	$23,470	$20,612

Total Fees	$258,395	$272,200

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K for 2011 and Form 10-K for 2010 and quarterly reports on Form 10-Q for 2011 and 10-Q for 2010 as well as other audit-related assistance.
2.	Audit-Related Fees include fees related to audit-related assistance with respect to other than temporary impairment analysis, sale of the Murfreesboro Branch, goodwill impairment, and allowance for loan losses.
3.	Tax Fees include fees related to tax return preparations and other tax related assistance.
4.	All other fees include, for both 2011 and 2010, fees related to the Company’s subsidiary, Community First Properties, Inc., which was qualified as a real estate investment trust (“REIT”) during both 2011 and 2010, for expenses related to quarterly REIT qualification testing, reimbursement for out of pocket expenses and other accounting assistance for the subsidiary.

Pre-Approval of Audit and Non-Audit Fees

Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2010 and 2011, the Audit Committee approved all fees disclosed under “tax,” “audit-related” and “all other” fees by Crowe Horwath in accordance with applicable rules.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services Crowe Horwath may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe Horwath during fiscal year 2011 prior to Crowe Horwath performing such services.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s primary responsibility is the oversight of the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with it the firm’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the undersigned Audit Committee members recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Fred C. White, Chair
Randy A. Maxwell
Dinah C. Vire

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion provides information regarding the compensation and benefit programs in place for the Named Executive Officers named in the Summary Compensation Table that follows this Compensation Discussion and Analysis relating to our 2011 fiscal year. These officers are:

•

Louis E. Holloway, appointed as President of the Company and of the Bank effective June 28, 2011; he was appointed as Chief Executive Officer of the Bank on January 17, 2012, and as Chief Executive Officer of the Company on March 20, 2012.

•	Dianne Scroggins, Vice President and Chief Financial Officer of the Company and of the Bank

•	Michael J. Saporito, Senior Vice President and Chief Operating Officer of the Company and of the Bank

•	J. Elaine Chaffin, Vice President and Chief Risk Manager of the Company and of the Bank

•	James R. Bratton, appointed as Senior Vice President and Chief Credit Officer of the Company and of the Bank, effective July 7, 2011

•	Marc R. Lively, former President and Chief Executive Officer of the Company and of the Bank, relieved effective June 28, 2011

•	Carl B. Campbell, former Senior Vice President/Special Assets of the Bank, resigned effective November 4, 2011

•	Jerry A. Woods, former Senior Vice President and Chief Lending Officer of the Bank, resigned effective July 1, 2011

Overview of Compensation Process. The Compensation Committee of the Company’s Board of Directors (which is referred to in this Compensation Discussion and Analysis as the “Committee”) is comprised of W. Roger Witherow, Bernard Childress, Eslick E. Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen F. Walker, with Dr. Daniel serving as the Committee’s chair. All members of the Committee are non-employee directors, as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, and independent directors, as defined in Rule 5605(a)(2) of Nasdaq’s listing standards, in each case as determined by our Board of Directors. In addition to independence considerations, the Board determines Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Committee is responsible for setting the compensation of our principal executive officer, overseeing the Board’s evaluation of the performance of our executive officers and administering the Company’s equity-based incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board of Directors. No changes were made to the Committee’s charter during 2011. The charter may be viewed in full on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

The Committee periodically reviews executive compensation and the Company’s compensation policies to ensure that the Company’s principal executive officer is rewarded appropriately for his contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests.

Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values, and deliver results and long-term value to our shareholders. Accordingly, the Committee has historically sought to develop compensation strategies and programs that attract, retain, and motivate highly qualified and high-performing executives through compensation that is:

•	Retention-based: Compensation should be designed to maximize the Company’s retention rates for key employees and members of management.

•

Performance-based: A significant component of compensation has historically been based on whether or not the Company meets certain performance criteria that, in the view of the Committee, are aligned with growth in shareholder value.

•	Shareholder-aligned: Equity incentives have historically been used to align the interests of our executive officers with those of our shareholders.

•

Balanced: Performance-oriented features and retention-oriented features have historically been balanced so the entire program accomplishes the Company’s pay-for-performance and executive retention objectives.

•

Fair: Compensation levels and plan design have historically accounted for competitive practices, our performance relative to peer companies, and the relationship of compensation levels from one executive to another.

As a result of the Company’s participation in the CPP, the Company is subject to the executive compensation limitations set out in the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and the Treasury regulations issued on June 15, 2009 in the form of an interim final rule (the “June 2009 IFR”), implementing the compensation limitations of the EESA and the ARRA. The June 2009 IFR limits the ability of the Company to pay a bonus, or incentive or retention award to the most highly compensated employee at the Company, which for the fiscal year ending 2011 was Mr. Lively. The Company is also prohibited from paying any retention or incentive compensation to such employee, including equity-based awards, except for long-term restricted stock the value of which does not exceed 1/3 of such employee’s total annual compensation. This restricted stock may not vest earlier than two years from the date of grant and must be non-transferable until the Company repays specified percentages of its obligations to the Treasury under the CPP. These bonus and incentive and retention payment limitations do not apply to any of the Company’s other Named Executive Officers and the Company is not required to limit bonuses, or retention or incentive awards that are required to be paid pursuant to the terms of valid employment contracts in place prior to February 11, 2009. While the Committee’s compensation philosophies described in more detail above continue to be the philosophies guiding the Committee’s compensation decisions, the Committee may, because of the executive compensation limitations applicable to participants in the CPP, be unable to award all of the types of compensation contemplated by the philosophies in the same manner as it has in the past.

Our executive officers compile and provide information, make recommendations for the Committee’s consideration and assist in the management and administration of our executive benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending grants and awards for key executive officers, other than the principal executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her option holdings, (4) equity compensation plan dilution, (5) compensation “tally sheets,” which are intended to quantify all forms of compensation payable to our executives, and (6) peer group compensation and performance data.

The Committee’s compensation philosophy for an executive officer emphasizes an analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies, and the difficulty and costs associated with replacing executive talent.

Elements of Compensation. Based on the Company’s compensation philosophy, reviews of compensation programs for peer companies and the philosophies of the Committee, the Committee has previously determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary; (ii) annual variable performance awards payable in cash and primarily based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our shareholders. As described above, for so long as the Company has an obligation outstanding to the Treasury under the CPP (the “TARP Period”), the Committee may be limited, particularly with respect to its most highly compensated employee, in its ability to use all three of these elements.

Administration of the Compensation Program and Target Compensation for the Principal Executive Officer. Beginning in 2001, the Committee retained Professional Bank Services to conduct an annual review of the compensation of our principal executive officer. In late 2009, the Committee once again retained Professional Bank Services to assist it in reviewing the Company’s compensation strategies and plans for the principal executive officer position in order to assist the Committee in determining the appropriate compensation structure for Mr. Lively for the 2010 fiscal year. At the Committee’s request, Professional Bank Services performed several analyses, including peer and market comparisons. Professional Bank Services reviewed various components for an effective executive compensation program for the senior position in organizations defined as regional financial services companies with assets in the $500 million to $1 billion range. This peer group analyses were primarily based on surveys reporting 2009 compensation information for approximately 140 financial institutions in the $500 million to $1 billion asset range, primarily located in the south and southeast regions of the country, including data reported by the Delves Group, America’s Community Banks, the Kentucky Bankers Association and the Tennessee Bankers Association. These analyses assisted the Committee in determining if such strategies and plans were advisable based on the Company’s then current financial position and strategic goals, developments in corporate governance and compensation design as well as in light of the limitations on executive compensation applicable to participants in the CPP. Professional Bank Services was selected due to its extensive experience in providing compensation consulting services within the financial industry, particularly for financial institutions similar in size to the Company within the Company’s market area. Additionally, the Committee is not aware of any potential conflicts of interest affecting its consultation services that Professional Bank Services may have with either Board members or Company management.

After taking into account the information presented in the Professional Bank Services surveys, as well as the compensation objectives and philosophies discussed above, the Committee determined that Mr. Lively’s targeted base salary for 2010 was $234,000, and his targeted total compensation was $298,907.

After taking into consideration the difficult economic and market environment facing the Company at the end of the 2010 fiscal year and in light of the Company’s performance for fiscal 2010, the Committee determined not to make any adjustment to the base salary of Mr. Lively, our principal executive officer for the majority of the 2011 fiscal year. In light of this decision, the Committee did not request that Professional Bank Services, or any other compensation consultants, compile updated information concerning the base salary of the principal executive officer. Instead, the Committee discussed similarly situated companies and relied upon the above-referenced surveys by Professional Bank Services for the 2010 fiscal year, in making their decision not to increase Mr. Lively’s salary for 2011.

Components of 2011 Compensation Program. Set forth below are the components to the Company’s 2011 compensation program for our Named Executive Officers.

Target Base Salary for Principal Executive Officer. Prior to fiscal year 2011, the Committee has engaged outside compensation consultants to provide them assistance when analyzing and setting the compensation for our principal executive officer. However, the Committee did not engage a compensation consultant to assist them with setting fiscal 2011 compensation for our principal executive officer. After taking into consideration the difficult economic and market environment and the Company performance at the end of fiscal 2010, the Committee decided not to increase the base salary of our principal executive officer for the fiscal year 2011.

Target Base Salary for our other Named Executive Officers. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Each year the Committee reviews and sets the salary of our principal executive officer, taking into account several factors, including prior year salary, responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the Company’s overall pay scale, and the Company’s recent financial performance. Such review typically takes place during the fourth quarter. Additionally, our principal executive officer, in coordination with our human resources department, has historically evaluated (based on the same factors described above) and set the base salaries of our other Named Executive Officers. An annual evaluation of these salaries has typically been conducted in connection with the anniversary of hire for each executive in connection with their individual performance assessments. The following were the targeted 2011 base salaries for our Named Executive Officers, which are presented in comparison to the 2010 base salaries actually paid to these individuals:

Name	2011(1) Targeted Base Salary		2010 Base Salary	Percentage Change
Marc R. Lively	$234,000	(2)	$234,000	0%
Louis E. Holloway	$200,000		$128,544	56	%(3)
Dianne Scroggins	$107,870		107,870	0%
Michael J. Saporito	$144,612		144,612	0%
J. Elaine Chaffin	$100,000		$88,000	14	%(4)
James R. Bratton	$128,000		—	—	(5)

(1)	Represents targeted amount of base salary. Actual amounts paid in 2011 are disclosed in the 2011 Summary Compensation Table below.
(2)	Because Mr. Lively’s employment was terminated on August 30, 2011, his base salary and total compensation actually paid in 2011 were lower than the 2011 targeted amounts.
(3)	Mr. Holloway’s targeted annual base salary reflected in the table above became effective June 28, 2011, in connection with his appointment as President of the Company and of the Bank. The Committee did not retain a compensation consultant to help determine Mr. Holloway’s base salary for 2011. In setting Mr. Holloway’s increased targeted base salary, the Committee considered the financial condition of the Bank and the targeted base salary of Mr. Lively for 2011. Mr. Holloway’s targeted annual base salary before being appointed as President had been increased to $145,000 in connection with his appointment as Senior Vice President and Chief Credit Officer in May 2011. Prior to May 2011, his targeted annual base salary was $128,544.
(4)	Ms. Chaffin’s targeted annual base salary reflected in the table above became effective February 1, 2011. The increase in her base salary over her 2010 base salary was the result of Mr. Lively’s determination that Ms. Chaffin’s base salary was below that of other members of the management group and his belief that her salary was below the market salary for her role as Chief Risk Manager.
(5)	Mr. Bratton’s targeted annual base salary reflected in the table above became effective on July 8, 2011, in connection with his appointment as Senior Vice President and Chief Credit Officer.

In light of the Company’s performance in 2010, Mr. Lively and the Committee made the decision not to increase his salary for 2011 and recommended no increases in the base salaries of the other Named Executive Officers, with the exception of Ms. Chaffin.

Management Incentive Compensation Plan. The Company has previously established a Management Incentive Compensation Plan (“MICP”). The objectives of the MICP include maximizing the Company’s long-term profitability and the return on shareholders’ equity, promoting teamwork among members of management and encouraging superior individual performance, and providing management with the ability to earn incentive compensation proportional to the Company’s success and their individual contributions.

As a result of the Company incurring a net loss in 2010, the Committee did not approve any awards under the MICP for the Named Executive Officers during the 2011 fiscal year. Accordingly, none of the Named Executive Officers received any awards under the Company’s cash incentive plan during 2011. As a result of the Company’s performance in 2011, the general economic and market conditions and also the Company’s continued participation in the CPP, the Committee did not make any payments under the 2011 MICP. The Committee expects that it will adopt performance targets tied to the Company’s 2012 performance, pursuant to which our Named Executive Officers, other than our most highly compensated employee, will be able to earn performance-based incentives if those targets are met.

Commercial Loan Officer Incentive Plan. For fiscal 2011, all of the Bank’s commercial loan officers, including Messrs. Woods and Bratton, were participants in the Bank’s Commercial Loan Officer Incentive Plan (the “CLO Plan”). The CLO Plan was put in place based on recommendations of Messrs. Lively and Woods in an attempt to retain and incentivize commercial loan officers to grow the Bank’s loan portfolio, retain existing loans, generate loan fee income, increase deposits, and decrease exceptions to the Bank’s lending policies and credit costs associated with delinquent and criticized loans. Pursuant to the CLO Plan, incentive amounts were payable quarterly based upon the achievement of certain criteria described below.

Pursuant to the CLO Plan, the Bank’s commercial loan officers, including Messrs. Woods and Bratton, were paid a percentage based on the volume of new loans booked under the loan officer’s portfolio. Such incentive amount payable to the commercial loan officers was 0.0325% for the first $2.5 million in new loan volume, 0.165% for $2.5 million to $5 million in new loan volume, and 0.25% for over $5 million in new loan volume. Commercial loan officers were also paid 0.01% of the loans retained in their portfolio for the quarter, 20% of the fee income generated from loan origination, 1.5% of DDA deposit growth and 0.25% of other deposit growth, such as certificates of deposit and money markets. Mr. Woods was paid an additional 15% of the amount paid to each of the other commercial loan officers under the CLO Plan.

CLO Plan amounts payable to commercial loan officers based on the above-described criteria were reduced under certain circumstances. If more than 10% of a loan officer’s portfolio contained exceptions to the Bank’s lending policies, the officer’s payout under the CLO Plan was reduced by 5%. For exceptions greater than 20% or 30%, the officer’s payouts were reduced by 15% and 20%, respectively. CLO Plan amounts paid to commercial loan officers were also reduced by the following percentages if their portfolios contained delinquent accounts: by 10% if more than 1% of the portfolio amount was delinquent; by 20% if more than 3% of the portfolio amount was delinquent; and by 35% if more than 5% of the portfolio amount was delinquent. CLO Plan payouts were also reduced by the following percentages if their portfolios contained criticized credits with a watch list rating of 5 or worse; by 10% if more than 1% of the portfolio amount contained criticized credits; by 20% if more than 3% of the portfolio amount contained criticized credits; and by 35% if more than 5% of the portfolio amount contained criticized credits. Finally, charge-offs of loans in the officer’s portfolio or fee waivers reduced an officer’s payout under the CLO Plan as 5% of the loans charged-off and/or fees waived were offset against any accrued incentive payments under the CLO Plan.

A portion of payments under the CLO Plan were to be held back by the Bank for one year from the time of the incentive calculation, at which time such amount would be paid to the eligible commercial loan officer so long as the overall quality of the commercial loan officer’s portfolio remained acceptable to the

Bank’s executive management and its regulators. In June of 2011, the Committee decided to terminate the CLO Plan. In connection with its termination the Bank paid all retained CLO Plan payments to the eligible commercial loan officers, including Messrs. Woods and Bratton.

For fiscal 2011, Mr. Woods received $48,441 and Mr. Bratton received $3,209 pursuant to the CLO Plan.

Long-Term Share-Based Incentive Compensation. As described above, one of our key compensation philosophies is that long-term share-based incentive compensation should strengthen and align the interests of our officers and employees with our shareholders because, in the case of stock options, such options have value only to the extent our share price increases over time. The Committee historically has sought to accomplish this goal by making annual stock option grants to each of the Company’s Named Executive Officers pursuant to the Company’s 1999 Stock Option Plan or 2005 Stock Incentive Plan.

The stock options awarded by the Committee have historically vested ratably over four years and had a 10-year term. The exercise price was based on the market price of the Company’s stock on the date of the grant, which was determined by the last known sale price of the Company’s Common Stock on the date of the grant. Because stock options only have value if the price of the Company’s Common Stock exceeds the exercise price, this component of the executive’s total compensation has been totally “at risk” in the event the stock price falls below the exercise price. Conversely, the more the price of the Company’s Common Stock increases the greater the compensation to the executive. The Committee did not make stock option grants to any of the Company’s Named Executive Officers in 2011.

Pursuant to the June 2009 IFR, a participant in the CPP that issued less than $25 million of preferred stock to the U.S. Treasury is prohibited from awarding any equity-based awards to its most highly compensated employee during the TARP Period, except for long-term restricted stock the value of which does not exceed 1/3 of the officer’s total compensation. This restricted stock may not vest earlier than two years from the date of grant and must be non-transferable until the Company repays specified percentages of its obligations to the Treasury under the CPP. Notwithstanding this limitation, the June 2009 IFR provides that this prohibition is not applicable to bonus awards, incentive compensation or retention awards (including equity-based awards) required to be paid under a valid employment contract between an officer and the CPP participant that was in place as of February 11, 2009.

Retirement Benefits

401(k) Plan. Our 401(k) Plan is a tax-qualified retirement plan pursuant to which all associates, including the Named Executive Officers, after one year of active service and so long as they are scheduled for 1,000+ hours per year, are able to contribute up to the annual limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before tax basis. For 2011, this amount was $16,500. Prior to 2007, the Company matched 100% of the first 3% of pay that was contributed to the 401(k) Plan. The Company contributions to the 401(k) Plan vested 20% annually beginning after two (2) years of service, becoming fully vested after seven (7) years of service. Beginning on January 1, 2007, the Company started to match 100% of the first 3% of pay and 50% of the next 2% of pay. These matching contributions are 100% vested when made.

Supplemental Executive Retirement Plan. On August 16, 2005, the Bank approved a Supplemental Executive Retirement Plan (the “SERP”). The SERP, which was established to aid the Company in retention of key executives, will provide each of the Named Executive Officers, except for Mr. Woods, Mr. Holloway and Ms. Chaffin, who were not SERP participants, with benefits upon retirement, death or disability in certain prescribed circumstances. The specifics of the benefits provided were set forth in a Participation Agreement with each executive, the terms of which are described in detail in the “Pension Benefits in 2011” section of this Proxy Statement.

Bank Owned Life Insurance. The Bank has purchased Bank Owned Life Insurance (“BOLI”) on the lives of certain employees, including each of the Named Executive Officers, except for Ms. Chaffin and Mr. Woods. The purpose of the BOLI plan is to provide the funds necessary to replace the employee(s) due to an unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies provide each participant a death benefit of $25,000 that is assigned to their designated beneficiary. As a result of their leaving the Company, the beneficiaries of Messrs. Lively and Campbell are no longer eligible to receive the $25,000 death benefit. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan. Although this benefit does not provide any current remuneration to the executive, it provides the Bank with a mechanism to use to attract, retain and reward highly qualified executives, and it provides further incentive for longevity with the Bank.

Severance and Change of Control Benefits. We believe that reasonable severance and/or change in control benefits are sometimes necessary in order to recruit and retain effective senior managers. We also believe that certain change in control benefits are prudent in order to provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our shareholders but not in the executive’s personal interests to pursue. While the Committee will receive this information as part of its annual review of total executive compensation (including contingent compensation), the Committee does not typically consider the value of potential severance and/or change in control benefits when assessing annual total compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters. For a detailed discussion of potential severance and change of control benefits, see the “Potential Payments Upon Termination or Change in Control,” section of this Proxy Statement. As described in more detail below, the ARRA, which expands the executive compensation restrictions and limitations under the EESA, and the June 2009 IFR implementing those restrictions, each prohibits a company that received an investment under the CPP from making any “golden parachute” payment to a senior executive officer or any of the next five most highly-compensated employees of the recipient, during the TARP Period. A “golden parachute” payment under the June 2009 IFR means any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. Under the June 2009 IFR, a payment, or a right to payment, generally will be treated as a payment for services performed or benefits accrued only if the payment would be made regardless of whether the employee departs or the change in control event occurs, or if payment is due upon departure of the employee, regardless of whether the departure is voluntary or involuntary. The June 2009 IFR also provides exceptions to this limitation for certain payments made under benefits plans or deferred compensation plans. These prohibitions limit, during the TARP Period, the Company’s ability to make payments to its Named Executive Officers upon the executive’s separation from service, whether before or after a change in control, under the terms of these employment agreements and change in control agreements.

Perquisites and Other Benefits. During 2011, the Company provided automobile allowances for each of the Named Executive Officers except for Ms. Scroggins and Ms. Chaffin. In addition, the Company paid country club membership dues on behalf of each Named Executive Officer except Ms. Chaffin and Mr. Woods. The Named Executive Officers were also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, disability insurance, dental insurance, and life insurance, except that the Company paid the executive officer’s portion of the health insurance premiums for Mr. Lively until August 30, 2012, when his employment agreement with the Company was terminated, and Ms. Scroggins in addition to paying the Company’s part of the health insurance premiums. In addition, the Named Executive Officers were also able to participate in the Company’s Employee Stock Purchase Plan on the same terms as the Company’s other employees.

Compensation Decisions for 2012.

Base Salary. The Committee has engaged a compensation consultant, Professional Bank Services, to help establish target compensation for fiscal 2012 for both our principal executive officer and our other Named Executive Officers by comparing the compensation of executives in similar positions at organizations comparable to the Company. In January 2012, the Committee reviewed and set the 2012 base salary for Mr. Holloway. In January 2012, Mr. Holloway also set 2012 base salaries for each of the other Named Executive Officers based upon recommendations of the Committee. The 2012 base salaries for each of our Named Executive Officers were established after taking into account several factors, including prior year salary, changes in responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the Company’s overall pay scale, and the Company’s recent financial performance. The base salaries of the Named Executive Officers for 2012 are as follows:

Name	2012 Base Salary	Percentage Increase over 2011
Louis E. Holloway	$225,000	13%
Dianne Scroggins	$107,870	0%
Michael J. Saporito	$151,612	5%
J. Elaine Chaffin	$120,000	20%
James R. Bratton	$137,500	7%

Equity Grants. The Committee has not approved any equity-based awards for the Named Executive Officers for 2012.

TARP CPP Executive Compensation Limitations. The restrictions and limitations applicable to the Company during the TARP Period include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation for our most highly compensated employee, other than restricted stock grants which do not fully vest earlier than two years after the date of grant, which are not transferable until the Company has redeemed specified percentages of the Preferred Stock it sold to the U.S. Treasury and which do not exceed one third of the employee’s total annual compensation, (ii) prohibitions on any payments to the Company’s Named Executive Officers and next five most highly compensated employees (other than payments for services performed or benefits accrued) for departure for any reason from the Company, (iii) clawback of bonuses, retention awards, and incentive compensation to the Company’s Named Executive Officers and next twenty most highly compensated employees if payment is based on materially inaccurate statements of earnings, revenues, gains or other performance metric or criteria, (iv) prohibition on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by the Company if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures,” and (vii) inclusion in the Company’s proxy statements for annual shareholder meetings of a nonbinding “Say on Pay” shareholder vote on the compensation of executives, like the proposal included in this Proxy Statement.

In connection with the Company’s participation in the CPP, each of the Company’s Named Executive Officers (other than Ms. Chaffin, Messrs. Bratton and Woods) executed letter agreements with the Company on February 27, 2009, in which each Named Executive Officer agreed that (i) the Company is prohibited from paying any “golden parachute” payment to the executive during any period that the Named Executive Officer is a senior executive officer of the Company that is during the TARP Period; (ii) any bonus or incentive compensation paid to the Named Executive Officer during the TARP Period is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the Named Executive Officer to the extent necessary to give effect to the limitations described above in this paragraph.

Risk Analysis. As a result of the Company’s participation in the CPP, the Committee is required to meet semi-annually with the Company’s senior risk officer to discuss the Company’s senior executive officer compensation plans and other employee compensation to ensure that the Company’s compensation arrangements do not encourage the Company’s senior executive officers to take unnecessary risks. For a further discussion of the Committee’s responsibilities under the regulations issued under the CPP with respect to risk, see “Report of the Compensation Committee – Risk Oversight” below.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Committee has traditionally believed it appropriate to review and consider the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code when approving compensation. However, the regulations issued under Section 162(m) were amended on October 20, 2008 after the adoption of the EESA so as to impose additional restrictions on financial institution’s participating in the CPP. These regulations eliminated most of the exclusions from Section 162(m), including those related to performance based awards, and lowered the limit for deductibility to $500,000. While the Committee continues to consider the impact of Section 162(m) limitations on the deductibility of its executive compensation above $500,000, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law. The Act added Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), which significantly changed the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations under Section 409A of the Code became effective on January 1, 2009, and we believe we are operating our nonqualified deferred compensation arrangements in compliance with Section 409A of the Code and the final regulations.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Discussion Analysis. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A for filing with the SEC.

Risk Oversight. During fiscal 2011, the Committee at least every six months reviewed (i) with the Company’s senior risk officer the Company’s senior executive officer compensation plans to ensure that the senior executive officer compensation plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, (ii) with the Company’s senior risk officer, the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company, and (iii) the Company’s employee compensation plans to eliminate any features of the these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

As required by the June 2009 IFR, the Committee engaged in June 2011, and again in December 2011, with the assistance of the Company’s senior risk officer, in a broad risk-focused review of the Company’s senior executive officer compensation plans as well as all employee compensation plans. This review included discussion, evaluation and review of the plans applicable to the Company’s senior executive officers to ensure that such plans do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; discussion, evaluation and review of all employee plans in light of the risks posed to the Company by such plans and how to limit such risks (including ensuring the plans do not encourage behavior focused on short-term results rather than long-term value creation); and discussion, evaluation and review of all employee plans to ensure the plans do not encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees.

In meeting with the Company’s senior risk officer and other members of executive management, the Committee identified the Company’s senior executive officer compensation plans. For 2011, these plans were (i) the MICP; (ii) the Company’s various equity incentive plans, including the Company’s 1999 Stock Option Plan and the 2005 Stock Incentive Plan, (iii) the employment agreement with Mr. Lively (which was terminated effective August 30, 2011) ; (iv) the change in control agreements with certain of the other Named Executive Officers; (v) the Supplemental Executive Retirement Plan and related participation agreements to which the Named Executive Officers other than Mr. Holloway, Ms. Chaffin and Mr. Woods are a party; and (vi) the CLO Plan. The Committee also reviewed the Company’s other non-senior executive officer compensation plans as described below.

The Committee’s review of the Company’s MICP concluded that the MICP did not encourage unnecessary and excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. Because the Company did not meet any of the performance targets that were established under the MICP for 2011, no awards were made under the MICP for the 2011 performance period.

The review of the Company’s equity incentive plans concluded with a determination by the Committee that the plans did not encourage unnecessary or excessive risks that threatened the value of the Company or that encouraged the manipulation of the Company’s earnings to enhance the compensation of any of the Company’s employees. Historically, the Company has awarded stock options and, in some instances, restricted shares under these plans to the Company’s Named Executive Officers and other employees. Stock options awarded under the plans typically have vesting periods of four or five years, encouraging executives to focus on long term shareholder value creation. Additionally, because of the limited trading volume in the Company’s common stock, employees are unable to sell large blocks of shares quickly following exercise, which puts more of the value of the award at risk than if the employee could sell all of his or her shares immediately after exercise, avoiding any risk that Company performance could cause the price of the Company’s common stock to decline. Restricted shares issued under the plans typically vest over five years which encourages focus on long term performance and shareholder value creation and are similarly subject to the limited trading market in the Company’s stock. Additionally, equity-based awards issued under the plans have not historically been a significant percentage of the Named Executive Officer’s total compensation and in 2011 no such awards were granted to the Named Executive Officers. For these reasons, the Committee concluded that the equity incentive plans did not encourage unnecessary or excessive risk taking that threatened the value of the Company or that encouraged the manipulation of reported earnings to enhance an employee’s compensation.

The Committee’s review of the Company’s employment agreement with Mr. Lively concluded with a determination by the Committee that this agreement did not encourage unnecessary or excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees. Mr. Lively’s employment agreement, which terminated August 30, 2011, did not provide for any guaranteed payments based on Company performance and the change in control provisions were designed to align Mr. Lively’s interests with those of the Company’s shareholders. Similarly, the Committee concluded that the change in control provisions in the change in control agreements with Mr. Saporito, Ms. Scroggins and Mr. Campbell (whose change in control agreement terminated effective November 4, 2011, in connection with his resignation as Senior Vice President/Special Assets of the Bank) did not encourage unnecessary or excessive risks that threatened the value of the Company and did not encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees because they are designed to align the Named Executive Officers’ interests with those of the Company’s shareholders.

The Committee’s review of the Supplemental Executive Retirement Plan and the participation agreements for each of the Named Executive Officers a party thereto concluded that because this plan and the related agreements do not have performance-based payments, but rather generate benefits over a long-term time-based service vesting period, they do not encourage unnecessary or excessive risks that threatened the value of the Company nor do they encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees.

The Committee’s review of the CLO Plan concluded that because the payouts under the CLO Plan were reduced by a percentage of the loans becoming past due, charged-off or classified as a criticized asset, the employees participating in the CLO Plan were not encouraged to take unnecessary or excessive risks that threatened the value of the Company or encouraged to manipulate the Company’s earnings to enhance the employee’s compensation.

As an organization, the Company employs a varied compensation structure. The Company utilizes commission based compensation arrangements for mortgage and investment lines of business. The Company believes that there are adequate controls and clawback provisions embedded within the plans to mitigate the risk associated with such plans. Employees that are subject to these plans do not participate in the annual cash incentive program. After its review of these various compensation arrangements, the Committee was able to conclude that none of these arrangements encourage manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees.

As noted above, the Committee met with the Company’s senior risk officer to ensure that the Company’s compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the Company.

Submitted by the Compensation Committee of the Board of Directors:

Eslick E. Daniel, M.D., Chair	W. Roger Witherow
Stephen F. Walker	Bernard Childress
Fred C. White	H. Allen Pressnell, Jr.
Dinah C. Vire

2011 Summary Compensation Table

The table below summarizes the compensation paid or accrued by the Company during the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 for (i) Marc R. Lively, our former Principal Executive Officer; (ii) Louis E. Holloway, our current Principal Executive Officer; (iii) Dianne Scroggins, our Chief Financial Officer; (iv) our other three most highly compensated executive officers who were serving in such capacities as of December 31, 2011; (v) Carl B. Campbell, our former Senior Vice President/Special Assets; and (vi) Jerry A. Woods, our former Senior Vice President and Chief Lending Officer (collectively, the “Named Executive Officers”).

Based on the fair value of equity awards granted to Named Executive Officers in fiscal 2011 and the base salary of the Named Executive Officers, “Salary” accounted for between 53.74-93.77% of the total compensation of the Named Executive Officers, cash incentive compensation accounted for 0% of the total compensation of the Named Executive Officers, equity incentive compensation accounted for 0% of the total compensation of the Named Executive Officers and benefits accounted for between 6.23-46.26% of the total compensation of Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($)	Option Awards ($) (2)(3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)		All Other Compensation ($) (6) (7)		Total ($)
Current Named Executive Officers

Louis E. Holloway(8) President and Chief Executive Officer of the Company and of the Bank	2011 2010 2009	$ $ $	167,439 128,544 124,800	$	— 100 —	— — —	$	— — 8,300	— — —		— — —	$ $ $	20,977 15,812 10,462	$ $ $	188,416 144,456 143,562

Dianne Scroggins Vice President and Chief Financial Officer of the Company and of the Bank	2011 2010 2009	$ $ $	107,870 107,870 104,728	$	— 100 —	— — —	$	— — 8,300	— — —	$ $ $	33,571 2,057 8,144	$ $ $	15,988 15,748 10,322	$ $ $	157,429 125,775 131,494

Michael J. Saporito Senior Vice President and Chief Operating Officer of the Company and of the Bank	2011 2010 2009	$ $ $	144,612 144,612 140,400	$	— 100 —	— — —	$	— — 8,300	— — —	$ $ $	68,345 6,746 13,659	$ $ $	18,007 15,985 11,462	$ $ $	230,964 167,443 173,821

J. Elaine Chaffin Vice President and Chief Risk Manager of the Company and of the Bank	2011 2010 2009		$99,000 — —		— — —	— — —		— — —	— — —		— — —		$6,579 — —		$105,579 — —

James R. Bratton(9) Senior Vice President and Chief Credit Officer of the Company and of the Bank	2011 2010 2009		$111,479 — —		— — —	— — —		— — —	$3,509 — —		$13,377 —		$13,465 — —		$141,830 — —

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($)	Option Awards ($) (2)(3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)		All Other Compensation ($) (6) (7)		Total ($)
Officers Whose Employment Terminated During 2011

Marc R. Lively(10) Former President and Chief Executive Officer of the Company and of the Bank	2011 2010 2009	$ $ $	161,400 234,000 234,000		— — —	— — —	$	— — 16,600	— — —	$ $ $	107,576 18,591 35,098	$ $ $	31,357 46,316 40,205	$ $ $	300,333 298,907 325,903

Carl B. Campbell(11) Former Senior Vice President/Special Assets of the Bank	2011 2010 2009	$ $ $	120,497 144,612 140,400	$	— 100 —	— — —	$	— — 8,300	— — —	$ $ $	32,574 12,989 14,594	$ $ $	16,783 19,962 14,310	$ $ $	169,854 177,663 177,604

Jerry A. Woods(12) Former Senior Vice President and Chief Lending Officer of the Bank	2011 2010 2009	$ $	65,000 130,000 —	$	— 100 —	— — —		— — —	$48,441 — —		— — —	$ $	24,739 33,208 —	$ $	138,180 163,308 —

(1)	The amounts shown in this column represent a one-time Christmas bonus made to all full-time Bank employees, including each of the Named Executive Officers with the exception of Mr. Lively.
(2)	The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC 718. All grants of options to purchase the Company’s Common Stock were made under the Community First, Inc. 1999 Stock Option Plan or the Company’s 2005 Stock Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC.
(3)	Assumptions used in the calculation of these amounts are described in Notes 1 and 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 30, 2012.
(4)	Mr. Bratton received $3,209 paid pursuant to the CLO Plan and $300 paid for referrals. Mr. Woods received $48,441 paid pursuant to the CLO Plan.
(5)	The amounts shown in this column reflect only the actuarial increases in the present value of each Named Executive Officer’s benefits under the Company’s SERP and, as a result, include unvested amounts that the Named Executive Officers may not currently be entitled to receive. The SERP is discussed in further detail under the heading “Supplemental Executive Retirement Plan” in the Compensation Discussion and Analysis section of this Proxy Statement and below.
(6)	The amounts shown in this column for 2011 include the following:

				Perquisites and Personal Benefits
	Director Compensation	401(k) Contribution	Insurance Premiums	Automobile Allowance(a)	Country Club Dues	Sales Tax Paid on Country Club Dues	Total
Louis E. Holloway	—	—	$5,554	$9,000	$6,021	$402	$20,977
Dianne Scroggins	—	$4,427	$9,215	—	$2,199	$147	$15,988
Michael J. Saporito	—	—	$5,692	$6,000	$5,913	$402	$18,007
J. Elaine Chaffin	—	$1,500	$5,079	—	—	—	$6,579
James R. Bratton	—	$4,720	$5,049	$3,000	$640	$56	$13,465

Marc R. Lively	$11,200	$6,914	$9,036	$1,627	$2,435	$145	$31,357
Carl B. Campbell	—	$4,689	$5,218	$4,830	$1,924	$122	$16,783
Jerry A. Woods	—	$4,960	$2,729	$2,750	—	—	$10,439

(a)

The automobile allowance for Mr. Lively includes reimbursements for his use of the Company car until June, 2011 when he was relieved from his position as President and Chief Executive Officer. The calculation excludes the fixed costs that do not change based on personal usage, such as the purchase cost of the car. For the other Named Executive Officers other than Ms. Scroggins and Ms. Chaffin, amounts reflect the fixed allowance each officer received for use of their own vehicles, regardless of actual use while employed by the Company or the Bank.

(7)	With respect to Mr. Lively, the “All Other Compensation” column includes $18,300, $15,100, and $11,200 for director fees earned during 2009, 2010 and 2011 respectively.
(8)	Mr. Holloway’s base salary was increased to $200,000 effective on June 28, 2011, in connection with his appointment as President of the Company and of the Bank. His base salary before holding this position was $145,000 in connection with his appointment as Senior Vice President and Chief Credit Officer in May 2011. Prior to May 2011, his base salary was $128,544. He was appointed as Chief Executive Officer of the Bank on January 17, 2012 and as Chief Executive Officer of the Company on March 20, 2012.
(9)	Mr. Bratton’s base salary was increased to $128,000 effective on July 8, 2011, in connection with his appointment as Senior Vice President and Chief Credit Officer.
(10)	Mr. Lively was relieved as President and Chief Executive Officer effective June 28, 2011 and Mr. Lively’s employment with the Company and the Bank was terminated on August 30, 2011.
(11)	Mr. Campbell resigned as Senior Vice President/Special Assets effective November 4, 2011.
(12)	Mr. Woods resigned as Senior Vice President and Chief Lending Officer effective July 1, 2011. The “All Other Compensation” column for Mr. Woods includes $14,299 paid to Mr. Woods to reimburse him for taxes associated with relocation expenses paid or reimbursed by the Bank in 2009 and 2010.

Grants of Plan-Based Awards in 2011

The Company did not grant any plan-based awards in 2011 other than awards under the CLO Plan for which there were no threshold, target or maximum payouts.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information concerning (1) unexercised options, (2) stock that has not vested, and (3) equity incentive plan awards for each of the Named Executive Officers that remained outstanding as of December 31, 2011.

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Louis E. Holloway(2)	2,000	—		—		$30.00	1/2/2018	—	—	—	—
	1,875	625	(1)	—		$19.00	1/5/2019	—	—	—	—

Dianne Scroggins	2,950 1,800 1,000 1,500 300 1,750 2,000 2,000 1,875	— — — — — — — — 625	(1)	— — — — — — — — —	$ $ $ $ $ $ $ $ $	9.50 10.00 13.00 15.00 25.00 30.00 30.00 30.00 19.00	4/1/2012 2/1/2013 4/27/2014 12/22/2014 10/6/2015 7/18/2016 7/2/2017 1/2/2018 1/5/2019	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Michael J. Saporito	6,700 300 1,750 2,000 3,000 1,875	— — — — — 625	(1)	— — — — — —	$ $ $ $ $ $	15.00 25.00 30.00 30.00 30.00 19.00	12/22/2014 10/6/2015 7/18/2016 7/2/2017 1/2/2018 1/5/2019	— — — — — —	— — — — — —	— — — — — —	— — — — — —

J. Elaine Chaffin	—	—		—		—	—	—	—	—	—

James R. Bratton(3)	2,000	—		—		$10.00	2/1/2013	—	—	—	—
	1,000	—		—		$13.00	4/27/2014	—	—	—	—
	1,500	—		—		$15.00	12/22/2014	—	—	—	—
	300	—		—		$25.00	10/6/2015	—	—	—	—
	750	—		—		$30.00	7/18/2016	—	—	—	—
	500	—		—		$30.00	7/2/2017	—	—	—	—
	750	—		—		$30.00	1/2/2018	—	—	—	—
	563	187	(1)	—		$19.00	1/5/2019	—	—	—	—

Marc R. Lively(4)	—	—		—		—	—	—	—	—	—

Carl B. Campbell(5)	2,000 1,800 1,000 3,000 300 1,750 2,000 3,000 1,875	— — — — — — — — 625	(1)	— — — — — — — — —	$ $ $ $ $ $ $ $ $	9.50 10.00 13.00 15.00 25.00 30.00 30.00 30.00 19.00	4/1/2012 2/1/2013 4/27/2014 12/22/2014 10/6/2015 7/18/2016 7/2/2017 1/2/2018 1/5/2019	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Jerry A. Woods(6)	—	—		—		—	—	—	—	—	—

(1)	Options vest at a rate of 25% per year over the first four years of the 10-year option term.
(2)	Mr. Holloway was appointed as President of the Company and of the Bank, effective June 28, 2011. He was appointed as Chief Executive Officer of the Bank on January 17, 2012, and as Chief Executive Officer of the Company on March 20, 2012.
(3)	Mr. Bratton was appointed as Senior Vice President and Chief Credit Officer, effective July 7, 2011.
(4)	Mr. Lively was relieved as President and Chief Executive Officer effective June 28, 2011 and his employment was terminated effective August 30, 2011. His options were forfeited 90 days after his employment ended.
(5)	Mr. Campbell resigned as Senior Vice President/Special Assets effective November 4, 2011. His options were forfeited 90 days after his employment ended.
(6)	Mr. Woods resigned as Senior Vice President and Chief Lending Officer effective July 1, 2011. His options were forfeited 90 days after his employment ended.

Option Exercises and Stock Vested in 2011

None of the Named Executive Officers exercised any stock options and no restricted stock awards vested for any of the Named Executive Officers during the fiscal year ended December 31, 2011.

Pension Benefits in 2011

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the Supplemental Executive Retirement Plan (“SERP”) as of December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)(3)	Payments During Last Fiscal Year ($)
Louis E. Holloway(4)	Supplemental Executive Retirement Plan	—	—	—
Dianne Scroggins	Supplemental Executive Retirement Plan	13	$71,435	—
Michael J. Saporito	Supplemental Executive Retirement Plan	7	$192,490	—
J. Elaine Chaffin(4)	Supplemental Executive Retirement Plan	—	—	—
James R. Bratton	Supplemental Executive Retirement Plan	9	$41,923	—
Marc R. Lively	Supplemental Executive Retirement Plan	13	$449,709	—
Carl B. Campbell	Supplemental Executive Retirement Plan	11	$271,609	—
Jerry A. Woods(4)	Supplemental Executive Retirement Plan	—	—	—

(1)	Messrs. Lively and Campbell are 100% vested in their SERP benefits, Mr. Saporito is 80% vested in his SERP benefits, Ms. Scroggins is 60% vested in her SERP benefits, and Mr. Bratton has not yet started vesting in his SERP benefits. As discussed below, the SERP benefit becomes 100% vested upon a change in control or in the event of a death or disability.
(2)	The present value of accumulated benefit was calculated in accordance with ASC 715-Compensation-Retirement Benefits and includes the application of a 4.7% discount rate.
(3)	Includes amounts that the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.
(4)	Ms. Chaffin and Messrs. Holloway and Woods did not participate in the SERP during 2011. Mr. Holloway was appointed as President of the Company and of the Bank effective June 28, 2011. Mr. Holloway was appointed as Chief Executive Officer of the Bank on January 17, 2012, and as Chief Executive Officer of the Company on March 20, 2012.

On December 27, 2010, the Bank entered into Amended and Restated Participation Agreements (each an “Amended and Restated SERP Participation Agreement” and collectively, the “Amended and Restated SERP Participation Agreements”) under the SERP with each of Marc R. Lively, Michael J. Saporito, Dianne Scroggins and Carl B. Campbell (each a “Participant” and collectively, the “Participants”). The Amended and Restated SERP Participation Agreements replaced the Participation Agreements that each of the Participants had previously entered into with the Bank and was amended principally for the purpose of clarifying the vesting and benefit payment provisions. The Amended and Restated SERP Participation Agreements do not modify the amount of benefits payable to any of the Participants.

Pursuant to Mr. Lively’s Amended and Restated SERP Participation Agreement, he is entitled to receive an annual benefit equal to 40% of his average base salary during the 24 months prior to the termination of his employment for a period of fifteen years (payable in equal monthly installments) after reaching age 65.

Pursuant to Ms. Scroggins’ Amended and Restated SERP Participation Agreement, if Ms. Scroggins elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior to her Early Retirement for a period of ten years (payable in equal monthly installments following her Early Retirement). Ms. Scroggins also vests 20% annually in her Normal Retirement SERP benefit starting with her 11th year of service with the Bank. If Ms. Scroggins’ employment is terminated by the Bank other than for Cause or by Ms. Scroggins, she will be entitled to receive an annual benefit equal to the vested percentage of 25% of her average base salary during the 24 months prior to the termination of her employment for a period of ten years (payable in equal monthly installments following her termination of employment after reaching age 65, or if her employment is terminated prior to her reaching age 65, following her reaching age 65). Based on these conditions, Ms. Scroggins will become fully vested in her Normal Retirement SERP benefit in October 2013 and in her Early Retirement SERP benefit in August 2019. In the event of Ms. Scroggins’ disability, she will become 100% vested in the portion of her SERP benefit then accrued and will be entitled to receive a lump sum benefit payable not later than 90 days following her disability. In the event of Ms. Scroggins’ death, her estate will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments irrespective of any vesting provisions payable not later than 90 days following her death. Upon a change in control of the Bank, Ms. Scroggins will become 100% vested in her SERP benefit. If Ms. Scroggins’ employment is terminated within two years following a change in control of the Bank, she will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments payable not later than 90 days following the termination of her employment. If she is terminated more than two years following a change in control of the Bank, this benefit will be paid out in equal monthly installments for ten years following her termination.

Pursuant to Mr. Campbell’s Amended and Restated SERP Participation Agreement, Mr. Campbell is entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments) after reaching age 65.

Pursuant to Mr. Saporito’s Amended and Restated SERP Participation Agreement, Mr. Saporito vests 20% annually in his Normal Retirement SERP benefit starting with his fourth year of service with the Bank. Based on these conditions, Mr. Saporito will become fully vested in his Normal Retirement SERP benefit in September 2013. If Mr. Saporito’s employment is terminated by the Bank other than for Cause or by Mr. Saporito, he will be entitled to receive an annual benefit equal to the vested percentage of 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments following his termination of employment after reaching age 65, or if his employment is terminated prior to his reaching age 65, following his reaching age 65). Mr. Saporito does not have an Early Retirement vesting provision in his Amended and Restated SERP Participation Agreement. In the event of Mr. Saporito’s disability, he will become 100% vested in the portion of his SERP benefit then accrued and will receive a lump sum benefit payable not later than 90 days following his disability. In the event of Mr. Saporito’s death, he will become 100% vested in his SERP benefit and his estate will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments irrespective of any vesting provisions payable not later than 90 days following his death. Upon a change in control of the Bank, Mr. Saporito will become 100% vested in his SERP benefit. If Mr. Saporito’s employment is terminated within two years following a change in control of the Bank, he will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments payable not later than 90 days following the termination of his employment. If he is terminated more than two years following a change in control of the Bank, this benefit will be paid out in equal monthly installments for a period of ten years following his termination.

Notwithstanding anything in the Amended and Restated SERP Participation Agreements to the contrary, no benefits will be payable to any Participant who is terminated from his or her employment for Cause (as defined therein).

As a condition to receiving their SERP benefit, Ms. Scroggins, Mr. Campbell and Mr. Saporito have each agreed not to compete (as defined by the respective Amended and Restated SERP Participation Agreements) with the Bank for a one-year period following their termination of employment.

There are no funds invested or set aside for the SERP. It is an unfunded plan that accrues an accounting liability and is a contractual promise to pay a future benefit based on the terms of the plan document. The Company purchased its Bank Owned Life Insurance Plan (“BOLI”) as a way to offset SERP expenses. The BOLI is discussed in further detail under the heading “Bank Owned Life Insurance” in the Compensation Discussion and Analysis section of this Proxy Statement.

Employment Agreements

The Company entered into an amended and restated employment agreement with Mr. Lively on June 30, 2008, which was terminated effective August 30, 2011 in connection with Mr. Lively’s departure from the Company. None of the other Named Executive Officers has an employment agreement with the Company.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation payable to each of the Named Executive Officers that were employed by the Company or the Bank as of December 31, 2011, in the event of termination of such executive’s employment. The amount of compensation payable to each such Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time, and are estimates of the awards and amounts that would be paid out to the executives upon their termination. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For those Named Executive Officers that were not employed as of December 31, 2011, no payments were made to these employees upon the termination of their employment. As described above, Mr. Lively and Mr. Campbell are each entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his termination for a period of ten years (payable in equal monthly installments) after reaching age 65.

The following discussion describes a variety of payments available to one or more of the Named Executive Officers serving as employees of the Company or Bank as of December 31, 2011. The actual amounts payable to the Named Executive Officers under the specific circumstances of his or her termination are reflected in the tables beginning on page 40.

Payments Made Upon a Voluntary Termination or For Cause Termination. In the event of the voluntary termination or termination for cause of a Named Executive Officer, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	base salary earned through the termination date;

•	non-equity incentive compensation earned through the termination date; and

•	accrued but unpaid leave such as holidays, vacation and sick pay under the Company’s paid leave plan as of the termination date.

Payments Made Upon Death or Disability. In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s general life insurance plans, as applicable. The Named Executive Officer if he or she is a participant of the SERP (or their estate) would also be entitled to receive their SERP benefits, if any, on the terms set forth in the applicable Amended and Restated SERP Participation Agreement. In the event of the death of a Named Executive Officer, the Named Executive Officer’s designated beneficiary would also be entitled to receive a $25,000 death benefit pursuant to the Company’s BOLI.

Payments Made Upon Retirement. In the event of the retirement of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” the Named Executive Officer will be entitled to their SERP benefit if he or she is a participant in the SERP, provided that such benefit has vested pursuant to the terms of the applicable Amended and Restated SERP Participation Agreement.

Payments Made Upon a Termination Without Cause or For Good Reason. None of the Named Executive Officers are entitled to receive severance benefits if terminated without cause or for good reason.

Payments Made in Connection With a Change in Control. Upon a change in control of the Company, Ms. Scroggins and Mr. Saporito will become 100% vested in their SERP benefit. The Company’s equity incentive plans also provide that, unless otherwise determined by the Company’s Board of Directors in their discretion, all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full, and all outstanding shares of restricted stock for which the forfeiture restrictions have not yet lapsed will become immediately vested and nonforfeitable.

On July 18, 2008, the Company entered into change in control agreements with Ms. Scroggins, Mr. Saporito, and Mr. Campbell. In connection with Mr. Campbell’s resignation as Senior Vice President/Special Assets effective November 4, 2011, he is no longer eligible to receive any compensation in connection with his change in control agreement. The change in control agreements with Ms. Scroggins and Mr. Saporito will continue in effect as long as these executives remain employed as an officer of the Bank. Pursuant to the change in control agreements, if these executives are involuntarily terminated (including under circumstances where the executive resigns for “good reason,” as such term is defined in the agreements) within one year following a change in control, they will be entitled to receive a severance payment equal to 1.5 times their “base amount” then currently in effect (calculated in accordance with Section 280G of the Code). They will also receive additional tax gross up payments in order to compensate for any tax liability imposed on change in control payments to the executive, to the extent these payments constitute “parachute payments” under Section 280G of the Code. Under these circumstances, the executives will remain subject to certain non-competition and non-solicitation restrictions for a one year period following their involuntary termination.

Impact of the Company’s Participation in the CPP on These Payments. As described in more detail below, the ARRA, which expands the executive compensation restrictions and limitations under the EESA, and the June 2009 IFR prohibit a Company that received an investment under the CPP from making any “golden parachute” payment to a senior executive officer or any of the next five most highly-compensated employees of the recipient, during the TARP Period. A “golden parachute” payment means any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. The severance payments and change in control payments to which Mr. Saporito and Ms. Scroggins are entitled under their respective change in control agreements, are prohibited by the June 2009 IFR except for those payments triggered by death or disability.

In connection with the Company’s participation in the CPP, each of the Company’s Named Executive Officers, except Ms. Chaffin, Mr. Bratton and Mr. Woods, executed letter agreements with the Company on February 27, 2009 in which each Named Executive Officer who executed a letter agreement agreed that (i) the Company is prohibited from paying any “golden parachute” payment to the Executive during any period that is a TARP Period and the Named Executive Officer is a senior executive officer of the Company; (ii) any bonus or incentive compensation paid to the Named Executive Officer during the TARP Period is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the Named Executive Officer to the extent necessary to give effect to the limitations described above in this paragraph.

The following is a tabular presentation of the amounts that would be owed the Named Executive Officers other than Messrs. Lively, Campbell and Woods pursuant to the various events detailed above assuming the event occurred on December 31, 2011 and that at that date the Company did not have an outstanding obligation to the Treasury under the CPP and that accordingly the waivers executed by Louis E. Holloway, Dianne Scroggins, and Michael J. Saporito were not then in effect. In connection with their departure from the Company, none of Messrs. Lively, Campbell and Woods received any severance payments and are therefore excluded from the table below.

Name Executive Benefits and Payments Upon Termination	Retirement on 12/31/2011		Termination Following a Change in Control on 12/31/2011		Disability on 12/31/2011		Death on 12/31/2011
Louis E. Holloway
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options (4)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(6)

Gross-Up Payment	—		—		—		—
Total:	—		—		—		$25,000

Dianne Scroggins
Non-equity Incentive Compensation	—		—		—		—
SERP	$161,805	(1)	$71,435	(2)	$269,675	(3)	$71,435	(2)
Accelerated Vesting of Options (4)	—		—		—		—

Cash Severance	—		$161,805	(5)	—		—
Insurance Benefits	—		—		—		$25,000	(6)

Gross-Up Payment	—		—		—		—
Total:	$161,805		$233,240		$269,675		$96,435

Michael J. Saporito
Non-equity Incentive Compensation	—		—		—		—
SERP	$289,224	(7)	$192,490	(2)	$361,530	(3)	$192,490	(2)
Accelerated Vesting of Options (4)	—		—		—		—

Cash Severance	—		$216,918	(5)	—		—
Insurance Benefits	—		—		—		$25,000	(6)

Gross-Up Payment	—		—		—		—
Total:	$289,224		$409,408		$361,530		$217,490

J. Elaine Chaffin
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options (4)	—		—		—		—

Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		—

Gross-Up Payment	—		—		—		—
Total:	—		—		—		—

James R. Bratton
Non-equity Incentive Compensation	—	—	—	—
SERP	—	—	—	—
Accelerated Vesting of Options (4)	—	—	—	—

Cash Severance	—	—	—	—
Insurance Benefits	—	—	—	$25,000	(6)

Gross-Up Payment	—	—	—	—
Total:	—	—	—	$25,000

(1)	The amount shown with respect to retirement represents 60% of Ms. Scroggins’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65, or if her employment is terminated prior to her reaching age 65, following her reaching age 65. If Ms. Scroggins elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior to her Early Retirement for a period of ten years (payable in equal monthly installments following her Early Retirement).
(2)	Amounts shown are equal to the present value of the executive’s SERP benefit (applying a 4.7% discount rate), to be paid out in a lump sum.
(3)	Amount shown represents 100% of the executive’s SERP benefit, to be paid out in a lump sum.
(4)	None of the executives had unvested, stock options as of December 31, 2011 for which the exercise price was less than $8.50 per share.
(5)	Amount equal to 150% of the executive’s “base amount” (determined in accordance with Section 280G of the Code), to be paid out in a lump sum within 10 days of termination.
(6)	Amounts to be paid to the executive’s designated beneficiaries pursuant to the Company’s BOLI.
(7)	The amount shown with respect to retirement represents 80% of Mr. Saporito’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65, or if his employment is terminated prior to him reaching age 65, following him reaching age 65. Mr. Saporito does not have an Early Retirement vesting provision in his Amended and Restated SERP Participation Agreement.

Director Compensation in 2011

The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2011 to each of the Company’s non-employee directors:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eslick E. Daniel, MD	$29,800	—	—	—	—	—	$29,800
Vasant G. Hari	$20,400	—	—	—	—	—	$20,400
W. Roger Witherow	$23,150	—	—	—	—	—	$23,150
Fred C. White	$29,400	—	—	—	—	—	$29,400
Dinah C. Vire	$28,200	—	—	—	—	—	$28,200
Bernard Childress	$15,250	—	—	—	—	—	$15,250
Randy A. Maxwell	$29,500	—	—	—	—	—	$29,500
H. Allen Pressnell, Jr.	$18,050	—	—	—	—	—	$18,050
Stephen F. Walker	$16,800	—	—	—	—	—	$16,800

(1)	Director compensation for Mr. Lively is reflected in the Summary Compensation Table of this Proxy Statement.
(2)	As of December 31, 2011, the aggregate number of option awards outstanding for each of the Company’s non-employee directors was as follows: Dr. Daniel (1,200); Mr. Hari (1,200); Mr. Witherow (1,200); Mr. White (1,200); Ms. Vire (1,200); Mr. Childress (1,200); Mr. Maxwell (1,200); Mr. Pressnell (1,200); and Mr. Walker (1,200). The exercise prices for these options are $30.00.

The retainers and meeting fees paid to our directors are as follows:

	Current	Previous
Retainers and Fees	(2012)	(2011)
Board member retainer	$4,000	$4,000
Board meeting fee	$650	$650
Committee meeting fee (non-employee directors only)	$300	$300
Executive Committee retainer	$2,000	$2,000

SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2013 and received at the Company’s executive offices no later than December 17, 2012 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s Amended and Restated Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 17, 2012 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 17, 2012, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

OTHER MATTERS

Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT AND ADDITIONAL INFORMATION

All shareholders of record on the record date will receive a one-page Notice in the mail regarding the internet availability of this year’s proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. The Annual Report to Shareholders is not part of the proxy materials. Any shareholder who desires a copy of our 2011 Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, may obtain a copy without charge by visiting http://www.cfpproxy.com/6437.

z		REVOCABLE PROXY COMMUNITY FIRST, INC.	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED BY AND ON BEHALF OF THE

BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2012.

The undersigned hereby appoints ESLICK E. DANIEL and DIANNE SCROGGINS and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the “Shareholders Meeting”) to be held on Wednesday, May 30, 2012, beginning at 3:00 P.M. local time, at the Operations Center located at our Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

		For	Withhold Authority	For All Except
1.	Proposal to elect the three (3) individuals listed below to the Board of Directors of Community First, Inc. as Class I directors, each to serve for a three (3) year term until his or her successor is duly elected and qualified and to elect one (1) individual listed below to the Board of Directors of Community First, Inc. as a Class III director to serve for a two (2) year term until his successor is duly elected and qualified.	☐	☐	☐

Class I Directors Randy A. Maxwell H. Allen Pressnell, Jr. Dinah C. Vire Class III Directors Fred C. White

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		For	Against	Abstain
2.	Advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.	☐	☐	☐

3.	In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Shareholders Meeting or any adjournments thereof.

Please mark here if you plan to attend the Shareholders Meeting.				☐

Proxy solicited by and on behalf of the Company’s Board of Directors for the Shareholders Meeting to be held on Wednesday, May 30, 2012. The Company’s Board of Directors recommends a vote “FOR” each of the proposals.

x	y

¿  Detach above card, sign, date and mail in postage paid envelope provided.  ¿

COMMUNITY FIRST, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” approval of the proposals.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the Shareholders Meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 2:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
6437 Rev.1	http://www.cfpproxy.com/6437